Exhibit 10.1

AMENDMENT TO SUPERIOR INDUSTRIES INTERNATIONAL, INC.

EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment to the Superior Industries International, Inc. Executive Employment Agreement (the “Agreement”) dated this 12th day of October, 2021 is by and between Superior Industries International, Inc. (the “Company”) and Majdi B. Abulaban (the “Executive”), collectively the “Parties”.

The Parties entered into the Agreement on March 28, 2019 relating to the employment of the Executive with the Company. The Agreement was amended on April 6, 2020 in connection with the global COVID-19 pandemic.

The Parties now desire to amend the Agreement to revise the terms of Executive’s equity grants if his employment is terminated without Cause or for Good Reason prior to, or more than two (2) years after, a Change in Control, on the terms and conditions set forth in the Amendment, below.

The Executive and the Company, intending to be legally bound, agree as follows:

1.	Subsection 4.2.3.3 under Section 4.2.3, “Termination without Cause or for Good Reason other than within two years after a Change in Control” shall be amended and restated to read:

Subject to Section 4.2.3.5, (a) a prorated amount of the Executive’s Annual Bonus for the fiscal year in which the Executive’s employment terminates, based on actual performance and paid at the time that annual bonuses, if any, are generally paid to other senior executives of the Company; (b) a prorated number of Executive’s time-based restricted stock units that have been outstanding at least six (6) months, becoming one hundred percent (100%) vested as of the date of employment termination, with the underlying prorated Common Shares distributed and associated prorated dividend equivalents paid, if any, as soon as reasonably practical thereafter, but in no event later than March 15 of the calendar year following the calendar year in which vesting occurs; and (c) a prorated number of Executive’s performance-based restricted stock units that have been outstanding at least six (6) months, continuing after Executive’s employment termination, based on actual performance, with the underlying prorated Common Shares distributed and associated prorated dividend equivalents, if any, to be paid at the same time as paid to other participants at the end of the performance period if the performance targets are attained, with the proration for (a) to be based on the number of days in such fiscal year prior to Executive’s employment termination date divided by 365, and the proration for (b) and (c) to be based on the number of days into the performance period prior to Executive’s employment termination date divided by the number of days in the applicable full performance period; provided, however, that the Annual Bonus, time-based restricted stock units and performance-based restricted stock units shall not be paid or distributed, as applicable, prior to the expiration of the applicable revocation period for the Separation Agreement described in Section 4.2.3.5 below or such later date as may be required by Section 10 of this Agreement.

2.

Entire Agreement. With respect to the subject matter described above, this Amendment contains the entire understanding between the Parties, and supersedes any prior agreements, understandings and communications between the Parties, whether oral, written, implied or otherwise.

3.	Counterparts. This Amendment may be signed in counterpart copies, each of which shall represent an original document, and all of which shall constitute a single document.

4.

Governing Law. This Amendment and the rights and obligations of the Parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Michigan, without giving effect to the conflicts of law principles thereof.

EXECUTIVE	SUPERIOR INDUSTRIES INTERNATIONAL, INC.

/s/ Majdi B. Abulaban	By:	/s/ Timothy C. McQuay
Majdi B. Abulaban	Name:	Timothy C. McQuay
	Title:	Chairman of the Board

NOTICE ADDRESS	NOTICE ADDRESS
477 Frank Street	Superior Industries International, Inc.
Birmingham, MI 48009	26600 Telegraph Rd., Suite 400
Southfield, MI 48033